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                                                                    EXHIBIT 99.3


                                                         REQUEST FOR WAIVER FORM
                                                         -----------------------



                                EQUITY ONE, INC.

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

To:      Chief Financial Officer
         Equity One, Inc.
         1600 N.E. Miami Gardens Drive
         North Miami Beach, Florida  33179

         Telephone:   (305) 947-1664
         Fax Number:  (305) 947-1734

INSTRUCTIONS
------------

This form is to be used only by Participants in the Equity One, Inc. Dividend Reinvestment and Stock Purchase Plan who are requesting a waiver from Equity One, Inc. to make an optional cash investment under the Plan in excess of the $5,000 monthly maximum limit. A new form must be completed each month the Participant wishes to make an optional cash investment in excess of the $5,000 monthly maximum limit. This form will not be accepted by Equity One, Inc. unless it is completed in its entirety.

The Participant submitting this form hereby certifies that (i) the information contained herein is true and correct as of the date of this form; (ii) the Participant has received a current copy of the Prospectus relating to the Plan; and (iii) the Participant shall submit a copy of this Request for Waiver (approved by Equity One, Inc.) to American Stock Transfer & Trust Company, the administrator of the Plan, at the same time an Authorization Form or a Broker and Nominee Form and the optional cash investment is submitted by the Participant.

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NAME OF PARTICIPANT (MUST MATCH PRINTED NAME BELOW)                    SOCIAL SECURITY NUMBER


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ADDRESS OF PARTICIPANT


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OPTIONAL CASH INVESTMENT AMOUNT                                          TODAY'S DATE


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PARTICIPANT (SIGNATURE)                                                  PARTICIPANT (PRINT NAME)

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Agreed to by Equity One, Inc.





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Name:                                                                    Date:
Title:



Threshold Price, if any:                                                 Applicable Waiver Discount:
                        ---------------                                                             ---------------

THIS REQUEST FOR WAIVER MAY BE WITHDRAWN BY THE PARTICIPANT IN ACCORDANCE WITH THE TERMS OF THE PLAN.

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